Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13D with respect to the Common Stock of Nephros, Inc., dated as of August 28, 2009, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Act.

Date: August 28, 2009

Southpaw Credit Opportunity Master Fund LP

By:	Southpaw GP LLC,
its general partner

By:
Name: Kevin Wyman
Title: Managing Member

Southpaw Asset Management LP

By:	Southpaw Holdings LLC,
its general partner

By:
Name: Kevin Wyman
Title: Managing Member

Southpaw Holdings, LLC

By:
Name: Kevin Wyman
Title: Managing Member

Kevin Wyman

Howard Golden